Exhibit 5.07

[Husch Blackwell LLP letterhead]

August 13, 2026

Entergy Louisiana, LLC

4809 Jefferson Highway

Jefferson, Louisiana 70121

Ladies and Gentlemen:

We have acted as local Texas counsel for Entergy Louisiana, LLC, a Texas limited liability company (the “Company”), in connection with the offer and sale by the Company (the “Offering”) of $500,000,000 in aggregate principal amount of the Company’s Collateral Trust Mortgage Bonds, 5.50% Series due September 15, 2036 (the “2036 Bonds”) and $500,000,000 aggregate principal amount of the Company’s Collateral Trust Mortgage Bonds, 6.20% due September 15, 2056, (the “2056 Bonds” and together with the 2036 Bonds, the “Bonds”), by means of a prospectus supplement dated August 10, 2026 (the “Prospectus Supplement”), which supplements the prospectus dated August 6, 2025 (such prospectus, collectively with the Prospectus Supplement, the “Prospectus”) contained in the registration statement on Form S-3, Registration No. 333-289302-04 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (“SEC”). The Bonds have been issued pursuant to the Company’s Mortgage and Deed of Trust, dated as of November 1, 2015, with The Bank of New York Mellon, as trustee, (the “Trustee”) (the Mortgage, as amended and supplemented, including by the Twenty-third Supplemental Indenture dated as of August 1, 2026, and the officer’s certificates, dated as of August 10, 2026, establishing the terms of the Bonds, being hereinafter referred to as the “Mortgage”), and will be sold to the underwriters under the Underwriting Agreement dated August 10, 2026 (the “Underwriting Agreement”) among the Company and the Underwriters named therein.

We, as your special Texas counsel, have examined originals or copies of (i) the Registration Statement, (ii) the Amended and Restated Certificate of Formation of the Company, (iii) the Amended and Restated Company Agreement of the Company (the “Company Agreement”), (iv) a statement of Franchise Tax Account Status dated as of August 4, 2026 obtained through the website of the Office of the Comptroller of Public Accounts of Texas, which statement expressly states that, as of the date thereof, the right of the Company to transact business in Texas is “active”, (v) the Underwriting Agreement, (vi) the Mortgage, which has been (or will be) filed with the Securities and Exchange Commission as an exhibit to the Registration Statement, and (vii) the records of various actions previously taken by the Company’s Board of Directors relating to the authorization, issuance and sale of the Bonds by the Company and the execution and delivery by the Company of the officer’s certificate establishing the terms of the Bonds and certifications of the limited liability company proceedings taken to date by the Company in connection with the Offering in a certificate dated

[Husch Blackwell LLP letterhead]

February 26, 2026

as of even date herewith. As to questions of fact material to the opinions expressed herein, we have relied upon representations and certifications of officers of the Company and appropriate public officials without independent verification of such matters except as otherwise described herein. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purposes of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of the documents submitted to us as certified, facsimile or electronic copies and the authenticity of the originals of such latter documents and the enforceability of all documents submitted to us against parties other than the Company. We have also assumed that there has been no oral or written modification of or amendment to any of the documents we have reviewed, that there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise, and that the Bonds will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus. Furthermore, we have not examined the Bonds, except specimens thereof, and we have relied upon a certificate of the Trustee as to the authentication and delivery thereof.

Subject to the qualifications hereinafter expressed, we are of the following opinion:

The Bonds are binding obligations of the Company, subject to (i) applicable bankruptcy, insolvency, usury, fraudulent conveyance, receivership, fraudulent transfer, preference, moratorium, reorganization or other similar laws affecting enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (whether considered in a proceeding in equity or at law), including the possible unavailability of specific performance or injunctive relief, and (ii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

This opinion is limited to the laws of the State of Texas. To the extent that this opinion relates to or is dependent upon matters governed by the laws of the State of Louisiana, we have relied upon the opinion of even date herewith addressed to you of Blair A. Crunk, Esq., Senior Counsel - Corporate and Securities of Entergy Services, LLC, subject to the assumption therein, which is being filed as Exhibit 5.06 to the Registration Statement. To the extent that the opinions relate to or are dependent upon matters governed by the laws of the State of New York, we have relied upon the opinion of even date herewith addressed to you of Morgan, Lewis & Bockius LLP, subject to the assumptions therein, which opinion is being filed as Exhibit 5.05 to the Registration Statement. We express no opinion with respect to those matters herein, and to the extent elements of that opinion are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters. As to all matters of the laws of the State of Texas, Mr. Crunk and Morgan, Lewis & Bockius LLP are authorized to rely on this opinion as if it were addressed to each of them.

[Husch Blackwell LLP letterhead]

February 26, 2026

We express no opinion as to the effects, if any, of the federal securities laws and regulations, the “blue sky” laws of the State of Texas and the “blue sky” laws of other states, or federal tax laws, rules or regulations. We express no opinion except as explicitly provided herein, and our opinions are expressed as of the date hereof and are based, in each case, upon existing laws and regulations effective as of the date hereof and assume the application of such laws and regulations to events that may occur after the date of this letter. We undertake no obligation (a) to advise you of changes that may come to our attention or that become effective after the date hereof or (b) to withdraw, reissue, or supplement the opinions expressed herein as a result of any subsequent change to relevant facts or applicable law or any discovery by us that any assumption or factual conclusion set forth in this letter was incorrect as of the date hereof.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.07 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement and to the references to our firm, as Texas counsel, in the Registration Statement under the caption “Legality.” In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

This opinion is rendered to you solely in connection with the above-described matters. This opinion may not be relied on by you for any other purpose or relied on or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Husch Blackwell LLP

HUSCH BLACKWELL LLP